CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) made as of the 21st day of January, 2011.

BETWEEN:

NATURE’S CALL BRANDS INC., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

                                            - and -

JUAN MIGUEL RÍOS GUTIÉRREZ, an individual of Cerro del Padre 11 Rda. Los pirules CP-98619, Guadalupe, Zac. Mexico

(the “Consultant”)

WHEREAS the Company is desirous of engaging the Consultant and the Consultant is desirous of accepting such mandate, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

NOW THEREFORE

1.
The Consultant will provide services to the Company in his capacity as the President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the Company. In this capacity the Consultant will fulfill all senior officer duties as required by the Company including sourcing and implementing new business opportunities, raising financing reasonably required from time to time by the Company, overseeing a coordinator for all required accounting, reporting and disclosure and fulfilling any other needed non-administrative functions (the “Consulting Services”).

2.
In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$5,000 per month, on the 15th day of each calendar month for the duration of the Agreement, exclusive of any applicable sales tax. The fee payable from the date of execution hereof until the 15th day of the subsequent month will be pro rated.

3.	This Consulting Agreement shall continue indefinitely unless terminated by either party with sixty (60) days advance written notice to the other party.

        4.     This Agreement shall be governed by the laws of the State of Nevada, without reference to conflict of laws principles.

5.	This Consulting Agreement may be executed in counterparts, which execution may be by facsimile, each of which shall be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

NATURE’S CALL BRANDS INC.
By:	/s/ Robbie Manis
Name: Robbie Manis
Title: Chief Executive Officer

SIGNED, SEALED AND DELIVERED in the presence of /s/ Chris Kape	) ) ) ) ) )	/s/ Juan Miguel Rios Gutiérrez
Witness		JUAN MIGUEL RÍOS GUTIÉRREZ